Electro Rent Corporation                   FOR IMMEDIATE RELEASE

Investor Contact:                       Company Contact:
 Neil Berkman                            Daniel Greenberg
 Berkman Associates                      Chairman & CEO
 (310) 277-5162                          Electro Rent Corporation
 info@BerkmanAssociates.com              (818) 786-2525

              Electro Rent Fiscal 2004 Net Income
              Increased to $0.48 Per Diluted Share

               Fourth Quarter Net Income Increased
     For Third Consecutive Quarter to $0.16 Per Diluted Share

     VAN NUYS, CALIFORNIA, August 13, 2004 - Electro Rent
Corporation (NASDAQ:ELRC) today announced higher net income for the fourth quarter and fiscal 2004 compared to the same periods of fiscal 2003.
     "During fiscal 2004 it became clear that our business had
come alive again.  The improvement was not gigantic -- revenue declined for the year as a whole and it was not until the fourth quarter that revenue was comparable to that reported for fiscal
2003 -- but earnings increased during the last three quarters of the year, and we are feeling better about the outlook for Electro
Rent than we have for a very long time," said Chairman and CEO
Daniel Greenberg.

Fourth Quarter Results
     For the three months ended May 31, 2004, net income was $3.9 million, or $0.16 per diluted share, compared to a net loss of
$20.4 million or ($0.82) per share, for the fourth quarter of fiscal 2003.  For the fourth quarter of fiscal 2003, net inome before the writeoff of goodwill was $3.6 million, or $0.15 per diluted share, which included $2.0 million in other pre-tax
income received from the settlement of litigation.  The prior year quarter included a non-cash charge of $37.1 million for the writeoff of the goodwill primarily associated with the
acquisition of the rental business from GE Capital in November
1997 and other intangibles.  Revenue for the fiscal 2004 fourth quarter declined 2% to $23.7 million from $24.3 million for the fourth quarter of fiscal 2003.

Fiscal Year Results
     For the twelve months ended May 31, 2004, net income was
$12.0 million, or $0.48 per diluted share, compared to a net loss of $15.0 million, or ($0.60) per share, for fiscal 2003.  Before the writeoff of goodwill, net income for fiscal 2003 was $9.0

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Electro Rent Reports Fiscal 2004 Results
August 13, 2004
Page Two

million, or $0.36 per diluted share, which included $2.0 million in other pre-tax income received from the settlement of
litigation.  Revenue for fiscal 2004 declined 13% to $94.1
million from $108.8 million for fiscal 2003.

Operations Review
     Greenberg continued, "With the environment on the upswing, especially for test and measurement equipment, as a result of the general improvement in wireless communications, aerospace and defense, and manufacturing, we are working on new ideas that can take the business to the next level.  Putting our superior
operating skills to work to meet our customers' increasingly complicated service requirements, we hope to move beyond
individual transactions to build stronger and longer-lasting bonds by developing stronger face-to-face relationships, being more sensitive and responsive to our customers' needs, and
increasing the flow of communication.  Moreover, as our customers expand their businesses internationally, we are prepared to
expand our business with them and reach beyond the borders of the
United States and Canada.
     "The improvement in our business was reflected in the
acceleration of our purchases of new equipment in fiscal 2004.
We purchased $53 million of new equipment during the year,
including $20 million in the fourth quarter alone.  While we can give no assurances that the recent increased rate of purchases will be sustained throughout the next twelve months, the more rapid pace of equipment purchases does reflect our ability to usefully employ more assets and to take calculated risks on new business opportunities."
     Electro Rent is debt-free, and had cash and marketable
securities totaling $82.2 million at May 31, 2004.

Prior Period Balance Sheet Adjustment
     During the quarter ended May 31, 2004, the Company
determined that income taxes payable were overstated by $1.5 million for the year ended May 31, 2001.  As a result, the
Company's balance sheet at June 1, 2001 has been restated to increase retained earnings by $1.5 million and to reduce income

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Electro Rent Reports Fiscal 2004 Results
August 13, 2004
Page Three

taxes payable by a like amount.  Retained earnings and income taxes payable at May 31, 2003 have been modified to reflect the
2001 restatement.  This adjustment does not involve any change in the Company's reported earnings for the three years ended May 31,
2004, nor will it have any impact on future operating results.

About Electro Rent
     Electro Rent Corporation (www.ElectroRent.com) is one of the
largest nationwide organizations devoted to the short-term rental and leasing of personal computers, servers and general purpose electronic test equipment.

"Safe Harbor" Statement:
     Except for the historical statements and discussions above, our statements above constitute forward-looking statements within the meaning of section 21E of the Securities Exchange Act of
1934.  These forward-looking statements reflect our management's current views with respect to future events and financial
performance; however, you should not put undue reliance on these statements.  When used, the words "anticipates," "believes,"
"expects," "intends," "future," and other similar expressions identify forward-looking statements.  These forward-looking
statements are subject to certain risks and uncertainties.  We believe our management's assumptions are reasonable, nonetheless, it is likely that at least some of these assumptions will not come true.  Accordingly, our actual results will probably differ from the outcomes contained in any forward-looking statement, and those differences could be material.  Factors that could cause or contribute to these differences include, among others, those risks and uncertainties discussed in our periodic reports on Form
10-K and 10-Q and our other filings with the Securities and
Exchange Commission.  Should one or more of the risks discussed , or any other risks, materialize, or should one or more of our underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, estimated, expected or projected.  In light of the risks and uncertainties, there can be no assurance that any forward-looking statement will in fact prove to be correct.  We undertake no obligation to update or revise any forward-looking statements.

                        (tables attached)                   #3651

ELECTRO RENT CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED) (000 Omitted Except Per Share Data)

                                   Three             Twelve
                                Months Ended      Months Ended
                                   May 31,           May 31,
                                2004     2003     2004     2003
Revenues:
 Rentals and leases           $18,016  $17,922  $70,268  $80,667
 Sales of equipment
  and other revenues            5,670    6,397   23,842   28,129
   Total revenues              23,686   24,319   94,110  108,796

Costs and expenses:
 Depreciation of equipment      7,771   10,005   30,559   44,733
 Costs of revenues other
  than depreciation             2,974    4,011   14,219   17,930
 Selling, administrative
  & general expenses            7,197    8,641   32,207   37,399
 Loss on
  impairment of goodwill          --    35,703      --    35,703
 Loss on
  impairment of intangibles       --     1,432      --     1,432
   Total operating expenses    17,942   59,792   76,985  137,197

Operating (loss) profit         5,744  (35,473)  17,125  (28,401)

 Interest income, net             219      476    1,335    2,091
 Income from
  insurance settlement            --     2,000       --    2,000

Income (loss)
 before income taxes            5,963  (32,997)  18,460  (24,310)
Income tax (benefit) provision  2,047  (12,623)   6,476   (9,324)

Net income (loss)             $ 3,916 $(20,374) $11,984 $(14,986)

Earnings (loss) per share
 Basic                        $  0.16 $  (0.82) $  0.48 $  (0.60)
 Diluted                      $  0.16 $  (0.82) $  0.48 $  (0.60)

Average shares used in
 per share calculation
 Basic                         24,740   24,820   24,860   24,810
 Diluted                       24,917   24,820   25,034   24,851

ELECTRO RENT CORPORATION
Condensed Consolidated Balance Sheets
(000 omitted)

                                            May 31,    May 31,
                                             2004       2003
Assets
 Cash and cash equivalents                 $ 29,692   $151,448
 Marketable securities                       52,475     10,000
 Accounts receivable, net                     8,095      6,874
 Rental and lease equipment, net             96,346     87,344
 Other property, net                         16,084     16,409
 Other                                        3,675      5,025
   Total assets                            $206,367   $277,100

Liabilities and Shareholders' Equity
Liabilities:
 Accounts payable                          $ 16,560   $  6,332
 Accrued expenses                            11,000     11,742
 Deferred revenue                             2,197      1,833
 Deferred income taxes                        7,994      3,179
   Total liabilities                         37,751     23,086

Shareholders' equity
 Common stock                                19,502     16,023
 Retained earnings
  (restated at May 31, 2003)                149,114    237,991
   Total shareholders' equity               168,616    254,014*
   Total liabilities
    & shareholders' equity                 $206,367   $277,100

  *     During the quarter ended May 31, 2004, the Company
        determined that income taxes payable were overstated
        by $1.5 million for the year ended May 31, 2001.  As
        a result, The Company's balance sheet at June 1, 2001
        has been restated to increase retained earnings by
        $1.5 million and to reduce income taxes payable by a
        like amount. Retained earnings and income taxes payable
        at May 31, 2002 and 2003 have been modified to reflect
        the 2001 restatement.  This adjustment does not involve
        any change in the Company's reported earnings for the
        three years ended May 31, 2004, nor will it have any
        impact on future operating results.